EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Motors Corporation of the following:

o our report dated January 17, 2001 appearing on page II-14 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2000, and

o our report dated January 16, 2001 appearing on page IV-32 in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2000.


/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Detroit, Michigan
February 26, 2002